UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 5, 2012

Griffin-American Healthcare REIT II, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	000-54371	26-4008719
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4000 MacArthur Boulevard, West Tower, Suite 200, Newport Beach, California		92660
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(949) 270-9200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

The information reported in Item 2.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

On June 5, 2012, we terminated our existing $45,000,000 secured revolving line of credit and all related agreements with Bank of America, N.A., or Bank of America, described and reported in our Current Reports on Form 8-K filed on July 23, 2010 and May 5, 2011. On June 5, 2012, we also terminated our $71,500,000 secured revolving line of credit and all related agreements with KeyBank National Association, or KeyBank, as described and reported in our Current Reports on Form 8-K and Form 8-K/A filed on July 7, 2011 and July 11, 2011, respectively. These secured revolving lines of credit were replaced by the Line of Credit, as defined in Item 2.03 below.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On June 5, 2012, we, Griffin-American Healthcare REIT II Holdings, LP, our operating partnership, and certain of our subsidiaries, or the subsidiary guarantors, entered into a credit agreement, or the Credit Agreement, with Bank of America, as administrative agent, swingline lender and issuer of letters of credit; KeyBank, as syndication agent; Merrill Lynch, Pierce, Fenner & Smith Incorporated and KeyBanc Capital Markets as joint lead arrangers and joint book managers; and the lenders named therein, to obtain an unsecured revolving line of credit with an aggregate maximum principal amount of $200,000,000, or the Line of Credit. On June 5, 2012, we also entered into separate revolving notes, or the Revolving Notes, with each of Bank of America, KeyBank and Comerica Bank, whereby we promised to pay the principal amount of each revolving loan and accrued interest to the respective lender or its registered assigns, in accordance with the terms and conditions of the Credit Agreement. The proceeds of loans made under the Line of Credit may be used for working capital, capital expenditures and other general corporate purposes (including, without limitation, property acquisitions and repayment of debt). Our operating partnership may obtain up to 10.0% of the maximum principal amount in the form of standby letters of credit and up to 15.0% of the maximum principal amount in the form of swingline loans. The actual amount of credit available under the Line of Credit at any given time is a function of, and is subject to, loan to value and debt service coverage ratios based on net operating income as contained in the Credit Agreement. The Line of Credit matures on June 5, 2015, and may be extended by one 12-month period subject to satisfaction of certain conditions, including payment of an extension fee.

The maximum principal amount of the Credit Agreement may be increased by up to $150,000,000, for a total principal amount of $350,000,000, subject to (a) the terms of the Credit Agreement and (b) such additional financing being offered and provided by existing lenders or new lenders under the Credit Agreement.

At the option of our operating partnership, loans under the Credit Agreement bear interest at per annum rates equal to (a) (i) the Eurodollar Rate plus (ii) a margin ranging from 2.00% to 3.00% based on our operating partnership’s consolidated leverage ratio, or (b) (i) the greater of: (x) the prime rate publicly announced by Bank of America, (y) the Federal Funds Rate (as defined in the Credit Agreement) plus 0.50% and (z) the one-month Eurodollar Rate (as defined in the Credit Agreement) plus 1.00%, plus (ii) a margin ranging from 1.00% to 2.00% based on our operating partnership’s consolidated leverage ratio. Accrued interest under the Credit Agreement is payable monthly.

We are required to pay a fee on the unused portion of the lenders’ commitments under the Credit Agreement at a per annum rate equal to 0.25% if the average daily used amount is greater than 50.0% of the commitments and 0.35% if the average daily used amount is less than 50.0% of the commitments.

The Credit Agreement contains various affirmative and negative covenants that are customary for credit facilities and transactions of this type, including limitations on the incurrence of debt by our operating partnership and its subsidiaries and limitations on secured recourse indebtedness. The Credit Agreement imposes the following financial covenants, which are specifically defined in the Credit Agreement: (a) a maximum consolidated leverage ratio; (b) a maximum consolidated secured leverage ratio; (c) a minimum consolidated tangible net worth covenant; (d) a minimum consolidated fixed charge coverage ratio; (e) a maximum dividend payout ratio; (f) a maximum consolidated unencumbered leverage ratio; and (g) a minimum consolidated unencumbered interest coverage ratio. As of June 5, 2012, we were in compliance with all such covenants and requirements.

The Credit Agreement requires us to add additional subsidiaries as guarantors in the event the value of the assets owned by the subsidiary guarantors falls below a certain threshold as set forth in the Credit Agreement. In the event of default, Bank of America has the right to terminate its obligations under the Credit Agreement, including the funding of future loans, and to accelerate the payment on any unpaid principal amount of all outstanding loans and interest thereon.

Based on the value of our borrowing base properties, our aggregate borrowing capacity under the Line of Credit was $162,095,000 as of June 5, 2012. There were no borrowings outstanding and $162,095,000 remained available under the Line of Credit as of June 5, 2012.

The material terms of the Credit Agreement and Revolving Notes are qualified in their entirety by the agreements attached as Exhibit 10.1 through 10.4 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On June 6, 2012, American Healthcare Investors LLC, our co-sponsor, issued a press release announcing our Line of Credit, as defined in Item 2.03 above. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

The information furnished under this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1 Credit Agreement dated as of June 5, 2012, among Griffin-American Healthcare REIT II Holdings, LP, Griffin-American Healthcare REIT II, Inc., and Certain Subsidiaries, Bank of America, N.A., KeyBank National Association, Merrill Lynch, Pierce, Fenner & Smith Incorporated and KeyBanc Capital Markets

10.2 Revolving Note dated June 5, 2012, by Griffin-American Healthcare REIT II Holdings, LP in favor of Bank of America, N.A.

10.3 Revolving Note dated June 5, 2012, by Griffin-American Healthcare REIT II Holdings, LP in favor of KeyBank National Association

10.4 Revolving Note dated June 5, 2012, by Griffin-American Healthcare REIT II Holdings, LP in favor of Comerica Bank

99.1 American Healthcare Investors LLC Press Release, dated June 6, 2012

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Griffin-American Healthcare REIT II, Inc.

June 6, 2012	By:	/s/ Jeffrey T. Hanson

Name: Jeffrey T. Hanson
Title: Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

10.1	Credit Agreement dated as of June 5, 2012, among Griffin-American Healthcare REIT II Holdings, LP, Griffin-American Healthcare REIT II, Inc., and Certain Subsidiaries, Bank of America, N.A., KeyBank National Association, Merrill Lynch, Pierce, Fenner & Smith Incorporated and KeyBanc Capital Markets
10.2	Revolving Note dated June 5, 2012, by Griffin-American Healthcare REIT II Holdings, LP in favor of Bank of America, N.A.
10.3	Revolving Note dated June 5, 2012, by Griffin-American Healthcare REIT II Holdings, LP in favor of KeyBank National Association
10.4	Revolving Note dated June 5, 2012, by Griffin-American Healthcare REIT II Holdings, LP in favor of Comerica Bank
99.1	American Healthcare Investors LLC Press Release, dated June 6, 2012